 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1995

                                                 REGISTRATION NO. 33-62811
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 2

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                     HEALTH CARE PROPERTY INVESTORS, INC.
            (Exact name of registrant as specified in its charter)
               MARYLAND                              33-0091377
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)             Identification No.)
                     10990 WILSHIRE BOULEVARD, SUITE 1200
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 473-1990
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                                --------------
                               KENNETH B. ROATH
                              CHAIRMAN, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                     10990 WILSHIRE BOULEVARD, SUITE 1200
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 473-1990
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                --------------
                                  COPIES TO:
         PAMELA B. KELLY, ESQ.                  PAUL C. PRINGLE, ESQ.
           LATHAM & WATKINS                         BROWN & WOOD
   633 WEST FIFTH STREET, SUITE 4000            555 CALIFORNIA STREET
  LOS ANGELES, CALIFORNIA 90071-2007       SAN FRANCISCO, CALIFORNIA 94104
            (213) 485-1234                         (415) 398-3909
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
 TITLE OF EACH CLASS OF
    SECURITIES TO BE      AMOUNT TO BE    PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED(1)        REGISTERED  OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE(2) REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
  Debt Securities, Pre-
  ferred Stock, Common
  Stock and Rights......       (3)                (3)                 $200,000,000             $68,966(4)

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  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Common Stock. Such contracts would be issued with the Debt Securities, Preferred Stock and/or Common Stock.
(2) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $200,000,000.
(3) Not applicable pursuant to General Instructions II.D of Form S-3 under the Securities Act of 1933, as amended.


(4) The Registrant paid the registration fee with its initial filing on September 21, 1995.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are estimated as follows:

      SEC Registration Fee...........................................  $ 68,966
      Blue Sky fees and expense......................................    20,000
      Printing and shipping expenses.................................   150,000
      Legal fees and expenses........................................   200,000
      Accounting fees and expenses...................................    60,000
      Transfer agent or trustee fees.................................    10,000
      Listing Fees...................................................    50,000
      Miscellaneous..................................................    50,000
                                                                       --------
        Total........................................................  $608,966
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Charter Documents limit the liability of the Company's directors and officers to the Company and its shareholders to the fullest extent permitted by the laws of the State of Maryland. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or
(ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter Documents do not limit the ability of the Company or its shareholders to obtain other relief, such as injunction or recision.

  The Charter Documents provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

  Article X of the Company's Amended and Restated By-Laws (the "By-Laws") provides that the Company shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or, as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise.

  Article X of the By-Laws further provides that the Company may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in the above paragraph to agents and employees of the Company.

  Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

  The Company has provided for the benefit of its directors and officers, a Directors and Officers Liability Policy.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
   1.1   Form of Distribution Agreement for Medium Term Notes.*
   1.2   Form of Purchase Agreement for Notes.*
   1.3   Form of Purchase Agreement for Common Stock.*
   1.4   Form of Purchase Agreement for Preferred Stock.*
   4.1   Articles of Restatement of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K
         for the year ended December 31, 1994).
   4.2   Rights Agreement, dated as of July 5, 1990, between the Company and
         Manufacturers Hanover Trust Company of California, as Rights Agent
         (incorporated herein by reference to Exhibit 1 to the Company's
         Registration Statement on Form 8-A filed with the Commission on July
         17, 1990).
   4.3   Indenture dated as of September 1, 1993 between the Company and The
         Bank of New York, as Trustee (incorporated herein by reference to
         Exhibit 4.1 to the Company's Current Report on Form
         8-K dated September 9, 1993).
   4.4   Indenture dated as of April 1, 1989 between the Company and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit
         4.1 to the Company's Registration Statement on Form S-3 dated March
         20, 1989).
   5.1   Opinion of Latham & Watkins as to the validity of the Securities.
   8.1   Opinion of Latham & Watkins re: tax matters.+
  12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges.+
  23.1   Consent of Arthur Andersen LLP (contained on page II-5).
  23.2   Consent of Latham & Watkins (included in Exhibit 5.1).
  23.3   Consent of Latham & Watkins (included in Exhibit 8.1).+
  24.1   Power of Attorney.+
  25.1   Statement of Eligibility and Qualification on Form T-1.+

--------
* To be filed by amendment or incorporated by reference in connection with the offering of Securities.
+ Previously filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

    Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of October, 1995.

                                          HEALTH CARE PROPERTY INVESTORS, INC.

                                          By: /s/ Kenneth B. Roath
                                            -----------------------------------
                                               Kenneth B. Roath
                                            Chairman, President and
                                            Chief Executive Officer

  Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----
       /s/ Kenneth B. Roath          Chairman, President, Chief
------------------------------------  Executive Officer and         October 30, 1995
          Kenneth B. Roath            Director (Principal
                                      Executive Officer)

                 *                   Executive Vice President and
------------------------------------  Chief Financial Officer       October 30, 1995
         James G. Reynolds            (Principal Financial
                                      Officer)

                 *                   Senior Vice President and
------------------------------------  Treasurer (Principal          October 30, 1995
           Devasis Ghose              Accounting Officer)

                 *
------------------------------------ Director                       October 30, 1995
           Paul V. Colony

                 *
------------------------------------ Director                       October 30, 1995
       Robert R. Fanning, Jr.

                 *
------------------------------------ Director                       October 30, 1995
          Michael D. McKee

                 *
------------------------------------ Director                       October 30, 1995
          Orville E. Melby

                 *
------------------------------------ Director                       October 30, 1995
       Harold M. Messmer, Jr.

                 *
------------------------------------ Director                       October 30, 1995
           Peter L. Rhein

* Power of Attorney by

      /s/ Kenneth B. Roath
------------------------------------
          Kenneth B. Roath
      Chairman, President and
      Chief Executive Officer

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated January 12, 1995 (except with respect to the matters discussed in Note 12 to the financial statements, as to which the date is March 13, 1995) and to all references to our firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California

October 30, 1995

                                 EXHIBIT INDEX

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
   NO.                         DESCRIPTION                              PAGE
 -------                       -----------                          ------------
   1.1   Form of Distribution Agreement for Medium Term Notes.*
   1.2   Form of Purchase Agreement for Notes.*
   1.3   Form of Purchase Agreement for Common Stock.*
   1.4   Form of Purchase Agreement for Preferred Stock.*
   4.1   Articles of Restatement of the Company (incorporated
         herein by reference to Exhibit 3.1 to the Company's
         Annual Report on Form 10-K for the year ended December
         31, 1994).
   4.2   Rights Agreement, dated as of July 5, 1990, between the
         Company and Manufacturers Hanover Trust Company of
         California, as Rights Agent (incorporated herein by
         reference to Exhibit 1 to the Company's Registration
         Statement on Form 8-A filed with the Commission on July
         17, 1990).
   4.3   Indenture dated as of September 1, 1993 between the
         Company and The Bank of New York, as Trustee
         (incorporated herein by reference to Exhibit 4.1 to the
         Company's Current Report on Form 8-K dated September 9,
         1993).
   4.4   Indenture dated as of April 1, 1989 between the Company
         and the Bank of New York, as Trustee (incorporated
         herein by reference to Exhibit 4.1 to the Company's
         Registration Statement on Form S-3 dated March 20,
         1989).
   5.1   Opinion of Latham & Watkins as to the validity of the
         Securities.
   8.1   Opinion of Latham & Watkins re: tax matters.+
  12.1   Statement re: Computation of Ratio of Earnings to Fixed
         Charges.+
  23.1   Consent of Arthur Andersen LLP (contained on page II-5).
  23.2   Consent of Latham & Watkins (included in Exhibit 5.1).
  23.3   Consent of Latham & Watkins (included in Exhibit 8.1).+
  24.1   Power of Attorney.+
  25.1   Statement of Eligibility and Qualification on Form T-1.+

--------
* To be filed by amendment or incorporated by reference in connection with the offering of Securities.
+ Previously filed.